EXHIBIT 99.1

MICHAEL KORS HOLDINGS LIMITED TO ACQUIRE JIMMY CHOO PLC FOR 230 PENCE PER SHARE IN CASH
Acquisition of iconic brand expands leadership position in the global fashion luxury segment and strengthens future growth opportunities
LONDON – July 25, 2017 – Michael Kors Holdings Limited (NYSE:KORS), a global fashion luxury brand, today announced that it has reached an agreement to acquire Jimmy Choo PLC (LON: CHOO), a premier global luxury footwear and accessories brand. Under the terms of the transaction, Jimmy Choo shareholders will receive 230 pence per share, with an enterprise value of approximately USD $1.350 billion. The transaction has been approved by the Boards of Directors of both Michael Kors and Jimmy Choo.
John D. Idol, Chairman and Chief Executive Officer of Michael Kors, said, “We are pleased to announce the acquisition of Jimmy Choo, an iconic brand with a rich history as a leading global luxury house. Jimmy Choo is known worldwide for its glamorous and fashion-forward footwear. The company is a leader in setting fashion trends. Its innovative designs and exceptional craftsmanship resonate with trendsetters globally. We believe that Jimmy Choo is poised for meaningful growth in the future and our company is committed to supporting the strong brand equity that Jimmy Choo has built over the last 20 years.”
Mr. Idol continued, “Pierre Denis will continue in his role as Chief Executive Officer of Jimmy Choo. He has led the company since 2012, during which time Jimmy Choo experienced compounded sales growth of 11% annually. Pierre brings more than 25 years of experience and a strong track record with global fashion luxury brands. Additionally, Creative Director Sandra Choi will continue to lead the creative and design teams at the company. Sandra has been with Jimmy Choo since its inception and has been the sole Creative Director since 2013. Her groundbreaking vision and fashion artistry have created a truly iconic and internationally recognized luxury brand. Mr. Denis, Ms. Choi and the rest of the highly-talented management team have done a tremendous job, and this continuity of leadership will ensure that the DNA of Jimmy Choo is maintained as we work together to continue to grow the brand globally.”
Michael Kors, Honorary Chairman and Chief Creative Officer of Michael Kors, said, “Jimmy Choo is a premier fashion luxury house that offers distinctive footwear, handbags and other accessories. We admire the glamorous style and trendsetting nature of Jimmy Choo designs. We look forward to welcoming Jimmy Choo to our luxury group.”

Pierre Denis, Chief Executive Officer of Jimmy Choo, said, “It is a privilege for our management team to lead Jimmy Choo and to preside over such an exciting period for our company. We are convinced that there is so much more that can be delivered in the years ahead. We look forward to working closely with the leadership and team at Michael Kors Holdings Limited to further develop our iconic brand.  Our two companies share the same vision of style and trend leadership.  Our luxury heritage is the foundation of Jimmy Choo and we will continue to bring our brand vision to consumers globally.”

Iconic and Powerful Luxury Brand
Jimmy Choo is a luxury accessories brand that offers an empowered sense of glamour and a playfully daring spirit.  Since its inception in 1996, the company has offered distinctive, glamorous and fashion-forward products, with luxury footwear at the heart of its unique brand DNA. The brand began as a bespoke atelier that catered to the global luxury consumer, and continues to be popular with style icons around the globe, including celebrities, royalty, musicians and heads of state.  Jimmy Choo offers exceptionally crafted products of the highest quality, with a design team that is at the forefront of interpreting fashion trends in footwear and accessories.  The collections reflect a mix of iconic, timeless products that appeals to a broader audience, as well as innovative offerings that are targeted to fashion trendsetters globally.

With approximately 150 company-operated retail stores, 560 multi-brand doors and more than 60 franchise stores in premier locations worldwide, Jimmy Choo has a successful, balanced distribution network.  The company has a strong presence in Europe, the Middle East, the Americas and Asia. In addition, Jimmy Choo continues to invest significantly in its online platform, which has experienced strong revenue growth in recent years.

The company also continues to build its presence in accessories and men’s footwear. The brand has a natural authority in men’s evening shoes, adding a twist to classic shapes, and has also seen strong growth in luxury active footwear.  By integrating a dual gender product portfolio into its retail stores, Jimmy Choo expects to unlock additional value from this fast growing segment of the business.
Strategic Rationale
The acquisition of Jimmy Choo is expected to deliver a number of benefits, including:
•	The opportunity to grow Jimmy Choo sales to $1 billion
•	A more balanced portfolio with greater product diversification
•	An enhanced positioning in the attractive and growing luxury footwear segment
•	The opportunity to grow in the men’s luxury footwear category
•	Further expansion in the luxury accessories market
•	Greater exposure to global markets, particularly the fast-growing market in Asia
•	The potential to create long-term operational synergies
Transaction Details
The transaction is not subject to a financing condition. Michael Kors has committed bridge financing from JPMorgan Chase Bank, N.A. and Goldman Sachs Bank USA to satisfy the certain funds requirement of the U.K. Takeover Code to complete the transaction.  The transaction is intended to be effected by a U.K. court-approved Scheme of Arrangement (the “Scheme”) and is expected to close in the fourth quarter of calendar 2017, subject to customary closing conditions, including the receipt of required regulatory approvals as well as the approval of the Scheme by Jimmy Choo shareholders, who together hold at least 75% of the issued share capital of Jimmy Choo and represent a majority of the shareholders voting at the meeting.  Michael Kors has received irrevocable undertakings from JAB Luxury GmbH, Jimmy Choo directors and Sandra Choi, who collectively represent 69.21% of the issued and outstanding Jimmy Choo shares in support of the transaction.
Financial Considerations
Michael Kors Holdings Limited believes that the acquisition enhances the company’s economic value and will drive improved long-term shareholder value. The acquisition is expected to be accretive on a GAAP basis in fiscal 2020.
Conference Call and Additional Information
Michael Kors will host a conference call to discuss the transaction at 8:00 a.m. ET today, July 25, 2017.  A live webcast of the conference call will be available in the investor relations portion of the Company’s website, www.investors.michaelkors.com. For additional information concerning the transaction, please see the investor presentation available on the Investor Relations page of the Michael Kors website at www.investors.michaelkors.com as well as the Rule 2.7 announcement available on the Michael Kors website at and on the Jimmy Choo website at http://www.jimmychooplc.com/investors/strategic-review-documents-announcements. For the avoidance of doubt, the contents of those websites are not incorporated into and do not form part of this press release.
About Michael Kors
Michael Kors is a world-renowned, award-winning designer of luxury accessories and ready-to-wear. His namesake company, established in 1981, currently produces a range of products under Michael Kors Collection, MICHAEL Michael Kors and Michael Kors Mens, including accessories, ready-to-wear, footwear, wearable technology, watches, and a full line of fragrance products. Michael Kors stores are operated in the most prestigious cities in the world. In addition, Michael Kors operates digital flagships across North America, Europe and Asia, offering customers a seamless omni-channel experience.  Michael Kors Holdings Limited is publicly listed on the New York Stock Exchange with the ticker KORS.
About Jimmy Choo
Jimmy Choo encompasses a complete luxury accessories brand.  Women’s shoes remain the core of the product offering, alongside handbags, small leather goods, scarves, sunglasses, eyewear, belts, fragrance and men’s shoes. CEO Pierre Denis and Creative Director Sandra Choi together share a vision to create one of the world’s most treasured luxury brands.  Jimmy Choo has a global store network encompassing more than 150 stores and is present in the most prestigious department and specialty stores worldwide.  Jimmy Choo PLC is publicly listed on the London Stock Exchange with the ticker CHOO.
Forward-Looking Statements
This press release contains statements which are, or may be deemed to be, “forward-looking statements”. Forward-looking statements are prospective in nature and are not based on historical facts, but rather on current expectations and projections of the management of Michael Kors and Jimmy Choo about future events, and are therefore subject to risks and uncertainties which could cause actual results to differ materially from the future results expressed or implied by the forward-looking statements. The forward-looking statements contained in this press release include statements relating to the expected effects of the acquisition on Michael Kors and Jimmy Choo, the expected timing and scope of the acquisition and other statements other than historical facts. All statements other than statements of historical facts included in this press release may be forward-looking statements. Without limitation, any statements preceded or followed by or that include the words “targets”, “plans”, “believes”, “expects”, “aims”, “intends”, “will”, “should”, “could”, “would”, “may”, “anticipates”, “estimates”, “synergy”, “cost-saving”, “projects”, “goal”, “strategy”, “budget”, “forecast” or “might” or, words or terms of similar substance or the negative thereof, are forward-looking statements. Forward-looking statements include statements relating to the following: (i) future capital expenditures, expenses, revenues, earnings, economic performance, indebtedness, financial condition, dividend policy, losses and future prospects; (ii) business and management strategies and the expansion and growth of Jimmy Choo’s and Michael Kors’ operations and benefits from the acquisition; and (iii) the effects of government regulation on Michael Kors’ or Jimmy Choo’s business.  These forward-looking statements are not guarantees of future financial performance. Such forward-looking statements involve known and unknown risks and uncertainties that could significantly affect expected results and are based on certain key assumptions. Many risks, uncertainties and other factors could cause actual results to differ materially from those projected or implied in any forward-looking statements. These risks, uncertainties and other factors include the satisfaction of the conditions to consummating the acquisition, Michael Kors’ ability to integrate the businesses successfully and to achieve anticipated benefits of the acquisition; the risk of disruptions to Michael Kors’ or Jimmy Choo’s businesses; the negative effects of the announcement of the proposed acquisition or the consummation of the proposed acquisition on the market price of the Michael Kors’ ordinary shares and its operating results; significant transaction costs; unknown liabilities; the risk of litigation and/or regulatory actions related to the proposed acquisition; fluctuations in demand for Jimmy Choo’s and Michael Kors’ products; changes in consumer traffic and retail trends; loss of market share and industry competition; fluctuations in the capital markets; fluctuations in interest and exchange rates; the occurrence of unforeseen disasters or catastrophes; political or economic instability in principal markets; adverse outcomes in litigation; and general, local and global economic, political, business and market conditions, as well as those risks set forth in the reports that Michael Kors files from time to time with the U.S. Securities and Exchange Commission. Other unknown or unpredictable factors could cause actual results to differ materially from those in the forward-looking statements. Such forward-looking statements should therefore be construed in the light of such factors. Unless otherwise required by applicable law, neither Michael Kors nor Jimmy Choo, nor any of their respective associates or directors, officers or advisers, provides any representation, assurance or guarantee that the occurrence of the events expressed or implied in any forward-looking statements in this press release will actually occur. Due to such uncertainties and risks, readers are cautioned not to place undue reliance on such forward-looking statements. All subsequent oral or written forward-looking statements attributable to Michael Kors or Jimmy Choo or any of their respective members, directors, officers or employees or any persons acting on their behalf are expressly qualified in their entirety by the cautionary statement above. Michael Kors and Jimmy Choo disclaim any obligation to update or revise any forward-looking or other statements contained herein other than in accordance with their legal and regulatory obligations.
Important information

This press release is for information purposes only and is not intended to, and does not, constitute or form part of an offer to purchase or the solicitation of an offer to sell any securities or the solicitation of any vote or approval in any jurisdiction pursuant to the Scheme or otherwise. The proposed acquisition will be implemented solely pursuant to the terms of a Scheme Document, which will contain the full terms and conditions of the proposed acquisition. Any decision in respect of, or other response to, the proposed acquisition should be made only on the basis of the information contained in the Scheme Document.
Additional information for US shareholders
The proposed acquisition relates to the shares of an English company and is expected to be made by means of a scheme of arrangement provided for under English company law. The proposed acquisition will not be subject to the tender offer rules or the proxy solicitation rules under the U.S. Securities Exchange Act of 1934, as amended (the “US Exchange Act”). Accordingly, the proposed acquisition will be subject to the disclosure requirements and practices applicable in the United Kingdom to schemes of arrangement, which differ from the disclosure requirements of U.S. tender offer and proxy solicitation rules. If, in the future, Michael Kors exercises the right to implement the proposed acquisition by way of a takeover offer, the proposed acquisition will be made in compliance with applicable U.S. laws and regulations, including Section 14(e) of the US Exchange Act and Regulation 14E thereunder.
FOR MORE INFORMATION:
Michael Kors Holdings Limited
Christina Coronios
201-691-6133
InvestorRelations@MichaelKors.com

or

ICR, Inc.
Jean Fontana
203-682-8200
jean.fontana@icrinc.com

Media:
ICR, Inc.
Alecia Pulman
646-277-1231
KorsPR@icrinc.com